SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 29, 1997

                                 KAYE GROUP INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     0-21988                   13-3719772
(State of other jurisdiction        (Commission               IRS Employer
of incorporation)                   File Number)           Identification No.)


                              122 East 42nd Street
                              New York, N.Y. 10168

               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (212) 338-2100


Total number of pages filed including cover and under pages 5

                                 KAYE GROUP INC.

                                      INDEX

Item 5. Other Events

     Kaye Group Inc. (the "Company") announced on September 5, 1997 that favorable cash flow from operations enabled the Company to repay a $6 million note earlier than expected.

     A Press Release announcing the actions described above was issued by the Company on September 5, 1997 and is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits

          99.1 Press Release dated September 5, 1997, issued by the Company.